                    HUTCHINSON TECHNOLOGY INCORPORATED, as Issuer

                                         and

                      U.S. BANK NATIONAL ASSOCIATION, as Trustee

                        -------------------------------------

                                      INDENTURE

                              Dated as of March 18, 1998

                        -------------------------------------

                                     $150,000,000

                      6% Convertible Subordinated Notes due 2005


                                  TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . . 1

SECTION 1.01. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02. OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . . . . . . 8
SECTION 1.04. RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . 8
SECTION 1.05. ACTS OF HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 2. THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 2.01. FORM AND DATING. . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 2.02. EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . . . . . .11
SECTION 2.03. REGISTRAR AND PAYING AGENT.. . . . . . . . . . . . . . . . . . .11
SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . . . . . .12
SECTION 2.05. NOTEHOLDER LISTS.. . . . . . . . . . . . . . . . . . . . . . . .12
SECTION 2.06. TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . . . . . .12
SECTION 2.07. REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . . . . . .20
SECTION 2.08. OUTSTANDING NOTES; DETERMINATIONS OF HOLDERS' ACTION . . . . . .20
SECTION 2.09. TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.10. CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.11. CUSIP NUMBERS. . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.12. DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE 3. REDEMPTION AND REPURCHASE OF NOTES. . . . . . . . . . . . . . . . .22

SECTION 3.01. REDEMPTION PRICES. . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 3.02. NOTICE OF REDEMPTION; SELECTION OF NOTES . . . . . . . . . . . .22
SECTION 3.03. PAYMENT OF NOTES CALLED FOR REDEMPTION . . . . . . . . . . . . .23
SECTION 3.04. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. . . . . . . . . .24
SECTION 3.05. REPURCHASE UPON A REPURCHASE EVENT . . . . . . . . . . . . . . .24

ARTICLE 4. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

SECTION 4.01. PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . . . .25
SECTION 4.02. REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
SECTION 4.03. COMPLIANCE CERTIFICATES. . . . . . . . . . . . . . . . . . . . .26
SECTION 4.04. FURTHER INSTRUMENTS AND ACTS . . . . . . . . . . . . . . . . . .26
SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . . . .27
SECTION 4.06. PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . . . . . .27
SECTION 4.07. CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . . . .27
SECTION 4.08. MAINTENANCE OF PROPERTIES AND INSURANCE. . . . . . . . . . . . .27
SECTION 4.09. STAY, EXTENSION AND USURY LAWS . . . . . . . . . . . . . . . . .28
SECTION 4.10. INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . . .28
SECTION 4.11. NOTICE OF REGISTRATION DEFAULT . . . . . . . . . . . . . . . . .28

ARTICLE 5. SUCCESSOR PERSON. . . . . . . . . . . . . . . . . . . . . . . . . .28

SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS . . . . . . . . . . . .28
SECTION 5.02. SUCCESSOR PERSON TO BE SUBSTITUTED . . . . . . . . . . . . . . .28

ARTICLE 6. DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . .29

SECTION 6.01. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 6.02. ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 6.03. OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 6.04. CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . . . . . .30


                                          i

SECTION 6.05. LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . . . . . .31
SECTION 6.06. RIGHTS OF HOLDERS TO RECEIVE PAYMENT . . . . . . . . . . . . . .31
SECTION 6.07. COLLECTION SUIT BY TRUSTEE . . . . . . . . . . . . . . . . . . .31
SECTION 6.08. TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . . . . . .31
SECTION 6.09. PRIORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .32
SECTION 6.10. UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . . . . .32

ARTICLE 7. TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

SECTION 7.01. DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . .32
SECTION 7.02. RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . .34
SECTION 7.04. TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . . . . . .34
SECTION 7.05. NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. . . . . . . . . . . . . . . . . .34
SECTION 7.07. COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . . . . . .35
SECTION 7.08. REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . . . . . .35
SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. . . . . . . . . . . . . . . . . . .36
SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . . . . . .36
SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. . . . . .36

ARTICLE 8. SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . .36

SECTION 8.01. SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . . . . . .36
SECTION 8.02. SURVIVAL OF CERTAIN OBLIGATIONS. . . . . . . . . . . . . . . . .37
SECTION 8.03. ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE . . . . . . . . . . . . .37
SECTION 8.04  APPLICATION OF TRUST MONEY . . . . . . . . . . . . . . . . . . .37
SECTION 8.05. REPAYMENT TO THE COMPANY; UNCLAIMED MONEY. . . . . . . . . . . .37
SECTION 8.06. REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE 9. AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

SECTION 9.01. WITHOUT CONSENT OF HOLDERS . . . . . . . . . . . . . . . . . . .38
SECTION 9.02. WITH CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . . . . .38
SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . . . . . .39
SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS . . . . .39
SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . . . . . .40
SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. . . . . . . . . . . . .40
SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . .40

ARTICLE 10. SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .40

SECTION 10.01. AGREEMENT TO SUBORDINATE. . . . . . . . . . . . . . . . . . . .40
SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY. . . . . . . . . . . . . .40
SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. . . . . . . . . . . . . . . . .40
SECTION 10.04. NO SUSPENSION OF REMEDIES . . . . . . . . . . . . . . . . . . .41
SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER . . . . . . . . . . . . . .41
SECTION 10.06. NOTICE BY THE COMPANY . . . . . . . . . . . . . . . . . . . . .42
SECTION 10.07. SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 10.08. RELATIVE RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 10.09. NO WAIVER OF SUBORDINATION PROVISIONS . . . . . . . . . . . . .42
SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. . . . . . . . . . . .43
SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT. . . . . . . . . . . . . . .43
SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION;
               NO FIDUCIARY DUTY TO HOLDERS OF SENIOR INDEBTEDNESS . . . . . .43
SECTION 10.13. MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . .44
ARTICLE 11. CONVERSION OF NOTES. . . . . . . . . . . . . . . . . . . . . . . .44


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

SECTION 11.01. RIGHT TO CONVERT. . . . . . . . . . . . . . . . . . . . . . . .44
SECTION 11.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK
               ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. . . . .44
SECTION 11.03. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. . . . . . . . . . .46
SECTION 11.04. CONVERSION PRICE. . . . . . . . . . . . . . . . . . . . . . . .46
SECTION 11.05. ADJUSTMENT OF CONVERSION PRICE. . . . . . . . . . . . . . . . .46
SECTION 11.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE . . .53
SECTION 11.07. TAXES ON SHARES ISSUED. . . . . . . . . . . . . . . . . . . . .54
SECTION 11.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF
               COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 11.09. RESPONSIBILITY OF TRUSTEE . . . . . . . . . . . . . . . . . . .54
SECTION 11.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. . . . . . . . . . .55

ARTICLE 12. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .55

SECTION 12.01. TRUST INDENTURE ACT CONTROLS. . . . . . . . . . . . . . . . . .55
SECTION 12.02. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS . . . . . . . . . .56
SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. . . . . . .57
SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION . . . . . . . . .57
SECTION 12.06. SEVERABILITY CLAUSE . . . . . . . . . . . . . . . . . . . . . .57
SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. . . . . . . . . .57
SECTION 12.08. LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 12.09. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 12.10. NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . . . . .57
SECTION 12.11. SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 12.12. MULTIPLE ORIGINALS. . . . . . . . . . . . . . . . . . . . . . .58

                             CROSS-REFERENCE TABLE


Trust Indenture
     Act                                                   Indenture
   Section                                                  Section
   -------                                                  -------
310(a)(1)................................................      7.10
   (a)(2)................................................      7.10
   (a)(3)................................................      N.A.
   (a)(4)................................................      N.A.
   (a)(5)................................................     12.01
   (b)...................................................      7.10
   (c)...................................................      N.A.

311(a)...................................................      7.11
   (b)...................................................      7.11
   (c)...................................................      N.A.

312(a)...................................................      2.05
   (b)...................................................     12.03
   (c)...................................................     12.03

313(a)...................................................      7.06
   (b)(1)................................................      7.06
   (b)(2)................................................      7.06
   (c)...................................................      7.06
   (d)...................................................      7.06

314(a)...................................................      4.02
   (b)...................................................      N.A.
   (c)(1)................................................       7.2
   (c)(2)................................................       7.2
   (c)(3)................................................       7.2
   (d)...................................................      N.A.
   (e)...................................................     12.05
   (f)...................................................      N.A.

315(a)................................................... 7.01;7.02
   (b)...................................................      7.05
   (c)...................................................      7.01
   (d)...................................................      7.07
   (e)...................................................      6.10



Trust Indenture
     Act                                                   Indenture
   Section                                                  Section
   -------                                                  -------
316(a)(last sentence)....................................      2.08
   (a)(1)(A).............................................      6.04
   (a)(1)(B).............................................      6.05
   (a)(2)................................................      N.A.
   (b)...................................................      6.06

317(a)(1)................................................      6.07
   (a)(2)................................................      6.08
   (b)...................................................      2.04

318(a)...................................................     12.01


          INDENTURE, dated as of March 18, 1998 between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), and U.S. Bank National Association (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of $150,000,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2005 ( the "Notes"):

                                      ARTICLE 1.
                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or (ii) owns, directly or indirectly, 10% or more of any class of the issued and outstanding equity securities of the controlled Person.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the principal corporate trust office of the Trustee is located are required to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions or assets of, the issuing Person.

          "Cedel" means Cedel Bank, Societe Anonyme.

          A "Change of Control" shall occur when: (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same relative proportion as their ownership of Common Stock immediately before such transaction; (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

          "Common Stock" means any stock of any class of the Company that does not have a preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. Subject to the provisions of Section 11.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that do not have a preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bear to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Conversion Price" shall have the meaning specified in Section 11.04.

          "Credit Facility" means, with respect to the Company, any credit facility, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Notes" means Notes that are in the form of EXHIBIT A-1 attached hereto.

          "Designated Senior Indebtedness" means principal, interest, premiums, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing (i) indebtedness outstanding under the Old Credit Facility, the Private Placement Notes and the Company's variable rate demand note (and related letter of credit) with the City of Hutchinson, and (ii) any other indebtedness (a) under any debt facility with banks or other lenders which provides for revolving credit loans, term loans, receivables financing (including through the sale of receivables) or letters of credit to the Company or any of its subsidiaries and (b) any other Senior Indebtedness the principal amount of which is $5 million or more and, in each case, that has been designated by the Company as "Designated Senior Indebtedness."

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Notes, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

          "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, from time to time.

          "Global Notes" means the Rule 144A Global Notes, the Institutional Accredited Investor Global Notes, the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes.

          "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Registrar's books.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Indirect Participant" means a Person who holds an interest through a Participant.

          "Initial Purchasers" has the meaning given in the preamble.

          "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Institutional Accredited Investor Global Notes" means the permanent global notes representing Notes sold to a limited number of Institutional Accredited Investors in reliance on Rule 501(a)(1), (2), (3) or (7) that contain the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as EXHIBIT A-1, and that are deposited with and registered in the name of the Depositary or its nominee.

          "Interest Payment Date" means March 15 and September 15, commencing September 15, 1998.

          "Junior Securities" means any Qualified Capital Stock and any indebtedness of the Company that is fully subordinated in right of payment to Senior Indebtedness to the same extent as the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means, with respect to any Notes, all unpaid additional amounts owing by the Company pursuant to Section 4 of the Shelf Registration Agreement for such Notes.

          "Note Custodian" means the Trustee, when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

          "Officer" means, with respect to any corporation, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two of its Officers, and delivered to the Trustee.

          "Old Credit Facility" shall mean the credit agreement, dated as of December 8, 1995, between the Company and The First National Bank of Chicago, as amended.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, rendered by legal counsel who is acceptable to the Trustee.

          "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

          "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.06(g) hereof.

          "Private Placement Notes" means (i) the 7.46% Senior Notes due 2004 in the original aggregate principal amount of $30,000,000 issued and sold pursuant to the three separate note purchase agreements, each dated as of April 20, 1994, between the Company and Teachers Insurance and Annuity Association of America, Central Life Assurance Company and Modern Woodmen of America, respectively, (ii) the 7.85% Senior Notes due 2003 in the original aggregate principal amount of $25,000,000 and the 8.07% Senior Note due 2006 in the original aggregate principal amount of $25,000,000 issued and sold pursuant to the three separate note purchase agreements, each dated as of July 26, 1996, between the Company and Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company and Teachers Insurance and Annuity Association of America, respectively,
(iii) the 10.31% Senior Notes due 1998 in the original aggregate principal amount of $10,000,000 issued and sold pursuant to a note purchase agreement dated October 28, 1988, between the Company and Northwestern National Life Insurance Company, Northern Life Insurance Company, The North Atlantic Life Insurance Company of America and American Investors Life Insurance Company, and
(iv) the Promissory Notes due 2006 in the original aggregate principal amount of up to $1,000,000 issued pursuant to an agreement dated March 21, 1996 between the Company and the Wisconsin Department of Development.

          "Purchase Agreement" means that certain purchase agreement dated March 12, 1998, between the Company and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Capital Stock" of the Company means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Temporary Global Notes" means the temporary global notes that contain the paragraphs referred to in footnote 1 to the form of the Note attached hereto as EXHIBIT A-2, and that are deposited with and registered in the name of the Depositary or its nominee, representing a Note sold in reliance on Regulation S.

          "Regulation S Permanent Global Notes" means the permanent global notes that do not contain the paragraphs referred to in footnote 1 to the form of the Note attached hereto as EXHIBIT A-2, and that are deposited with and registered in the name of the Depositary or its nominee, representing a Note sold in reliance on Regulation S.

          "Regulation S Global Notes" means the Regulation S Temporary Global Notes or the Regulation S Permanent Global Notes, as applicable.

          A "Repurchase Event" shall have occurred upon the occurrence of a Change of Control or a Termination of Trading.

          "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in the Rule 144A Global Note or the Regulation S Global Note.

          Restricted Global Notes" means the Rule 144A Global Notes and the Regulation S Global Notes, all of which shall bear the Private Placement Legend.

          Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Global Notes" means (i) the permanent global notes representing Notes sold to QIBs in reliance on Rule 144A that contain the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as EXHIBIT A-1, and that are deposited with and registered in the name of the Depositary or its nominee and
(ii) the Institutional Accredited Investor Global Notes.

          "Rule 501(a)(1), (2), (3) or (7)" means Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Senior Indebtedness" means (a) all indebtedness, liabilities and obligations of the Company for money borrowed under the Company's credit facilities (including, without limitation, the principal, premium (if any), unpaid fees and interest in connection therewith and reimbursement obligations under letters of credit issued pursuant to such credit facilities) and any predecessor or successor credit facilities thereto, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed;
(b) all present and future obligations under any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate swap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or similar agreements, devices or arrangements of the Company ("Hedging Agreements"), including all obligations of the Company, whether absolute or contingent under any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreement; (c) indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, except any such other indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it
(i) is junior in right of payment to the Notes or (ii) ranks PARI PASSU in right of payment with the Notes; and (d) any amendments, renewals, extensions, modifications, refinancings and refundings of any of the foregoing. The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including, without limitation, fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, notes or other written instruments; (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument; (iii) repurchase obligations or liabilities of the Company with respect to accounts or notes receivable sold by the Company or otherwise financed by the Company in a securitization or structured receivables financing transaction; (iv) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (iii) above; and (v) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, in each such case whether such indebtedness or obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings and whether they arise directly between the Company and any holder of such indebtedness or obligation, or are acquired outright, conditionally or as collateral security from another by any such holder, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the applicable credit agreements, notes or agreement evidencing such Senior Indebtedness and costs, expenses and attorneys' and paralegals' fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding).

          "Shelf Registration Agreement" means the Shelf Registration Agreement dated as of March 18, 1998 between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time.

          "Shelf Registration Statement" shall have the meaning set forth in the Shelf Registration Agreement.

          "Stated Maturity," when used with respect to the Notes, means March 15, 2005.

          "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          A "Termination of Trading" shall occur if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

          "TIA" means the Trust Indenture Act of 1939 as amended and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.06(g).

          "Trust Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Administration Department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          SECTION 1.02.  OTHER DEFINITIONS.


                                                                      Defined in
     Term                                                                Section
     ----                                                                -------
     "Acceleration Notice". . . . . . . . . . . . . . . . .                 6.02
     "Act". . . . . . . . . . . . . . . . . . . . . . . . .                 1.05
     "Bankruptcy Law" . . . . . . . . . . . . . . . . . . .                 6.01
     "Called Notes" . . . . . . . . . . . . . . . . . . . .                 3.04
     "Closing Price". . . . . . . . . . . . . . . . . . . .                11.05
     "Commencement Date". . . . . . . . . . . . . . . . . .                11.05
     "Current Market Price. . . . . . . . . . . . . . . . .                11.05
     "Custodian". . . . . . . . . . . . . . . . . . . . . .                 6.01
     "DTC". . . . . . . . . . . . . . . . . . . . . . . . .                 2.03
     "Event of Default" . . . . . . . . . . . . . . . . . .                 6.01
     "Exchange Act" . . . . . . . . . . . . . . . . . . . .                 4.02
     "Expiration Time". . . . . . . . . . . . . . . . . . .                11.05
     "fair market value". . . . . . . . . . . . . . . . . .                11.05
     "Legal Holiday". . . . . . . . . . . . . . . . . . . .                11.08
     "non-electing share" . . . . . . . . . . . . . . . . .                11.06
     "Nonpayment Default" . . . . . . . . . . . . . . . . .                10.03
     "Notice of Default". . . . . . . . . . . . . . . . . .                 6.01
     "Offer Expiration Time". . . . . . . . . . . . . . . .                11.05
     "Offer Purchased Shares" . . . . . . . . . . . . . . .                11.05
     "Paying Agent" . . . . . . . . . . . . . . . . . . . .                 2.03
     "Payment Blockage Notice". . . . . . . . . . . . . . .                10.03
     "Payment Default". . . . . . . . . . . . . . . . . . .                10.03
     "Purchased Shares" . . . . . . . . . . . . . . . . . .                11.05
     "Record Date". . . . . . . . . . . . . . . . . . . . .                11.05
     "Register" . . . . . . . . . . . . . . . . . . . . . .                 2.03
     "Registrar". . . . . . . . . . . . . . . . . . . . . .                 2.03
     "Repurchase Date". . . . . . . . . . . . . . . . . . .                 3.05
     "Repurchase Offer" . . . . . . . . . . . . . . . . . .                 3.05
     "Repurchase Price" . . . . . . . . . . . . . . . . . .                 3.05
     "Securities Act" . . . . . . . . . . . . . . . . . . .                 7.04


                                          7

     "Trading Day". . . . . . . . . . . . . . . . . . . . .                11.05
     "Trigger Event". . . . . . . . . . . . . . . . . . . .                11.05

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "Indenture securities" means the Notes.

          "Indenture security holder" means a Holder.

          "Indenture to be qualified" means this Indenture.

          "Indenture trustee" or "institutional trustee" means the Trustee.

          "Obligor" on the indenture securities means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.

          SECTION 1.05.  ACTS OF HOLDERS.

          (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

          (3)  The ownership of Notes shall be proved by the Register.

          (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (5) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option, by or pursuant to a resolution of its board of directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders' of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                      ARTICLE 2.
                                      THE NOTES

          SECTION 2.01. FORM AND DATING. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A-1 and EXHIBIT A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The form of the Notes and any notation, legend or endorsement shall be in a form acceptable to the Company and the Trustee. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) GLOBAL NOTES. The Notes are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Notes, dated March 12, 1998, between the Company and the Initial Purchasers.

          Notes offered and sold to QIBs in reliance on Rule 144A and/or to a limited number of Institutional Accredited Investors in reliance on Rule 501(a)(1), (2), (3) or (7) shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-DAY RESTRICTED PERIOD" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of
(i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Notes (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company certifying as to the same matters covered in clause
(i) above. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Notes. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

          Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          Upon effectiveness of the Shelf Registration Statement, the Notes resold or transferred pursuant to the prospectus forming part of the Shelf Registration Statement may be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons and without the Private Placement Legend, registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of such global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee to reflect transfers of beneficial interests from the Regulation S Permanent Global Note and the Rule 144A Global Notes, subject to the rules and procedures of Euroclear and Cedel, as the case may be, and the Depositary.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

          Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to Rule 144A Global Notes and Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as Note Custodian.

          Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

          (c) DEFINITIVE NOTES. Notes issued in certificated form shall be substantially in the form of EXHIBIT A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

          SECTION 2.02. EXECUTION AND AUTHENTICATION. The Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, the Chief Executive Officer, its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any such Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in EXHIBIT A-1 or EXHIBIT A-2 annexed hereto duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and made available for delivery hereunder.

          The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $150,000,000 upon a direction that it do so set forth in an Officers' Certificate of the Company, but without any further action by the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and delivered. The aggregate principal amount of Notes outstanding at any time may not exceed the amounts provided in this
Section 2.02, except as provided in Section 2.07.

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented or surrendered for purchase or payment or conversion ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee or the Company).
The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar or agent for service of notices and demands.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Except as otherwise provided herein, prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes) and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

          SECTION 2.05. NOTEHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee not more than five days after each record date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list in such form as the Trustee may reasonably require of the names and addresses of Holders.

          Section 2.06.  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

                    (i) RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as Note Custodian) wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable

                         Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                    (ii) REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE.  If,
                         at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as Note Custodian wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this
                         Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary to be debited from the account of the Person making such exchange or transfer of the beneficial interest in the Regulation S Global Note that is being exchanged or transferred, (3) a certificate executed by the transferee in the form of EXHIBIT C attached hereto, if the owner of the beneficial interest in the Regulation S Global Note is transferring its beneficial interest in such Note to an Institutional Accredited Investor and (4) a certificate in the form of EXHIBIT B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global
                         Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor, that such transfer is in compliance with the Securities Act and a certificate in the form of EXHIBIT C attached hereto has been executed by the Person acquiring such interest and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

          (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

               (i) in the case of Definitive Notes that are Transfer Restricted Notes, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Note is being transferred to the

                         Company or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                    (B) if such Transfer Restricted Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto); or

                    (C) if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto);

                    (D) if such Transfer Restricted Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                         (B) and (C) above, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto), a certification from the applicable transferee substantially in the form of EXHIBIT C hereto, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act; or

                    (E) if such Transfer Restricted Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of EXHIBIT B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) TRANSFER OF A BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE FOR A DEFINITIVE NOTE.

               (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of EXHIBIT B-4 hereto);

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto);

                    (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of EXHIBIT B-4 hereto) and a certificate from the applicable transferee (in substantially the form of EXHIBIT C hereto and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act); or

                    (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of EXHIBIT B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial
                    interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this
                    Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

          (d) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (e) TRANSFER AND EXCHANGE OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be transferred or exchanged for a beneficial interest in a Global Note.

          (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITARY. If at any time:

               (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g)  LEGENDS.

               (i) Except as permitted by the following paragraph (ii), (iii) and (iv), each Note certificate (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION.

               THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF, RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO HUTCHINSON TECHNOLOGY INCORPORATED OR A SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN

               COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY.
               AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

               (ii) Upon any sale or transfer of a Transfer Restricted Note
                    (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note upon receipt of a certification from the transferring Holder substantially in the form of EXHIBIT B-4 hereto; and

                    (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of EXHIBIT B-4 hereto).

              (iii) Upon any sale or transfer of a Transfer Restricted Note
                    (including any Transfer Restricted Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                    (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                    (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any
                    registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith.

              (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (iv) The Registrar shall not be required (x) to register the transfer of or exchange of a Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.02 hereof and ending at the close of business on the day of such mailing,
                    (y) to register the transfer of or exchange of any Note selected for redemption in whole or in part pursuant to Section 3.02 hereof, except the unredeemed portion of such Note being redeemed in part or
                    (z) to register the transfer of or exchange of any Note surrendered for conversion pursuant to Article 11 hereof or repurchase (and not withdrawn) upon the occurrence of a Repurchase Event.

               (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Notes and Definitive
                    Notes in accordance with the provisions of Section 2.02 hereof.

          SECTION 2.07. REPLACEMENT NOTES. If (a) any mutilated Note is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Section 3.05, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

          Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen securities.

          SECTION 2.08. OUTSTANDING NOTES; DETERMINATIONS OF HOLDERS' ACTION Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those referred to in Section 2.07 or purchased by the Company pursuant to Section 3.05 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows based upon an examination of the Register to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 7 and 10).

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at maturity, money sufficient to pay the Notes payable on that date, then immediately on the date of maturity such Notes shall cease to be outstanding and interest, if any, on such Notes shall cease to accrue.

          SECTION 2.09. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Company may execute, and upon written request from the Company signed by two Officers of the Company, the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee, upon written request of the Company signed by two Officers of the Company, shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.10. CANCELLATION. All Notes surrendered for payment, purchase by the Company, redemption by the Company pursuant to Article 3, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Company may not reissue, or, except as expressly permitted by this Indenture, issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed by the Trustee and a certificate of destruction shall be provided to the Company thereafter.

          SECTION 2.11. CUSIP NUMBERS. The Company, in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes and any redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, and such special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 20 days before the subsequent special record date, the Company shall mail to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. At least 15 days before the subsequent special record date, the Company shall mail to each Holder a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. The Company may also pay defaulted interest in any other lawful manner.

                                      ARTICLE 3.
                          REDEMPTION AND REPURCHASE OF NOTES

          SECTION 3.01. REDEMPTION PRICES. The Notes are not redeemable at the option of the Company prior to March 20, 2001. At any time on or after that date, the Notes may be redeemed at the Company's option, upon notice as set forth in Section 3.02, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption if redeemed during the 12-month period beginning March 15 (beginning March 20 in the case of the first such period) of the years indicated below:


                                                                 Redemption
          Year                                                   Price
          ----                                                   -----
          2001. . . . . . . . . . . . . . . . . . . . . . .           103.43%

          2002. . . . . . . . . . . . . . . . . . . . . . .           102.57%

          2003. . . . . . . . . . . . . . . . . . . . . . .           101.71%

          2004. . . . . . . . . . . . . . . . . . . . . . .           100.86%

          2005. . . . . . . . . . . . . . . . . . . . . . .           100.00%

          SECTION 3.02. NOTICE OF REDEMPTION; SELECTION OF NOTES. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption and, in the case of any redemption pursuant to Section 3.1, it or, at its request accompanied by the proposed form of notice of redemption (which must be received by the Trustee at least ten days prior to the date the Trustee is requested to give notice as described below, unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, may publish a notice in THE WALL STREET JOURNAL and mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note register, provided that if the Company shall give such notice, it shall also give such notice, and notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

          Each such notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers), specify the aggregate principal amount of Notes to be redeemed, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment shall be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that on and after said date, interest thereon or on the portion thereof to be redeemed shall cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock shall expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued.

          Prior to 10:00 a.m. on the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 2.04) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request or, if then held by the Company, shall be discharged from such trust.

          If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes, or portions thereof to be redeemed, in compliance with the requirements of the principal national securities exchange or national market system, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof shall be issued. If a portion of a Holder's Notes is selected for partial redemption and such Holder converts a portion of such Notes, such converted portion shall be deemed to be taken from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such
Note is converted as a whole or in part before the mailing of the notice of redemption.

          Upon any redemption of less than all Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

          SECTION 3.03. PAYMENT OF NOTES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest thereon accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest thereon accrued to said date), interest on the Notes or portion of Notes so called for redemption shall cease to accrue, and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 2.04 and 8.04, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest thereon to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of the Notes.

          Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

          SECTION 3.04. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. Notwithstanding anything to the contrary contained in this Indenture, in connection with any redemption of Notes, the Company, by an agreement with one or more investment bankers or other purchasers, may arrange for such purchasers to purchase all Notes called for redemption (the "Called Notes") which are either (i) surrendered for redemption or (ii) not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, and to convert the same into shares of Common Stock, by the purchasers' depositing with the Trustee (acting as paying agent with respect to the deposit of such amount and as conversion agent with respect to the conversion of such Called Notes), in trust for the Holders of the Called Notes, on or prior to the Redemption Date in the manner agreed to by the Company and such purchasers, an amount sufficient to pay the Redemption Price, including accrued and unpaid interest, if any, payable by the Company on redemption of such Called Notes. In connection with any such arrangement for purchase and conversion, the Trustee as Paying Agent shall pay on or after the Redemption Date such amounts so deposited by the purchasers in exchange for Called Notes surrendered for redemption prior to the close of business on the Redemption Date and for all Called Notes surrendered after such Redemption Date. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price, including accrued and unpaid interest, if any, of such Called Notes shall be satisfied and discharged to the extent such amount is so paid by such purchasers, provided, however, that nothing in this Section 3.04 shall in any way relieve the Company of the obligation to pay such Redemption Price, including accrued and unpaid interest, if any, on all Called Notes to the extent such amount is not so paid by said purchasers. For all purposes of this Indenture, any Called Notes surrendered by Holders for redemption, and any Called Notes not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, shall be deemed acquired by such purchasers from such Holders and surrendered by such purchasers for conversion and shall in all respects be deemed to have been converted, all as of immediately prior to the close of business on the Redemption Date, subject to the deposit by the purchasers of the above amount as aforesaid. Nothing in this Section shall in any way limit the right of any Holder of a Note to convert his Note pursuant to the terms of this Indenture any time prior to the close of business on the Redemption Date.

          SECTION 3.05.  REPURCHASE UPON A REPURCHASE EVENT.

          (1) Upon the occurrence of a Repurchase Event, each Holder of Notes shall have the right to require that the Company repurchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Repurchase Price") in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Repurchase Date") pursuant to an offer (the "Repurchase Offer") made in accordance with the procedures described below and the other procedures set forth in this Indenture.

          (2) Within 15 days following any Repurchase Event, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of Notes, at such Holder's address appearing in the security register, a notice stating, among other things, (i) that a Repurchase Event has occurred, (ii) the Repurchase Price, (iii) the Repurchase Date, which shall be the Business Day 30 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act, (iv) that any Note not tendered shall continue to accrue interest and to have all of the benefits of this Indenture, (v) that, unless the Company defaults in the payment of the Repurchase Price, any Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date, (vi) that Noteholders electing to have any Notes purchased pursuant to a Repurchase Offer shall be required to surrender the Notes, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Notes completed, to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Repurchase Date, (vii) that Noteholders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have such Notes purchased, and (viii) that Noteholders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply, to the extent applicable, with the requirements of Rule 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Repurchase Event.

          (3)  On the Repurchase Date, the Company shall, to the extent lawful,
(i) accept for payment Notes or portions thereof tendered pursuant to the Repurchase Offer, (ii) deposit with the Trustee an amount equal to the Repurchase Price in respect of all Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to each Noteholder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Payment Date.

                                      ARTICLE 4.
                                      COVENANTS

          SECTION 4.01. PAYMENT OF NOTES. The Company shall pay the principal of and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Notes on (or prior to) the dates and in the manner provided in the Notes or pursuant to this Indenture. An installment of principal and interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. The Company shall pay interest on overdue principal and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Notes, which interest on overdue interest shall accrue from the date such amounts became overdue.

          SECTION 4.02.  REPORTS.

          (1) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and file with the SEC (unless the SEC will not accept such a filing)
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. The Company shall at all times comply with TIA Section 314(a).

          (2) For so long as any Notes remain outstanding, the Company shall furnish to the Holders, securities analysts, prospective investors and beneficial owners of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (3) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Company may be required to deliver to the Holders under this Section 4.02.

          SECTION 4.03.  COMPLIANCE CERTIFICATES.

          (1) The Company shall deliver to the Trustee within 90 days after the end of each of the Company's fiscal years a certificate containing a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.
For purposes of this Section 4.03(l), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. Such certificate need not comply with Sections 12.04 and 12.05.

          (2) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of the existence thereof; PROVIDED, HOWEVER, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (3) The Company shall deliver to the Trustee as soon as possible and in any event within 15 days after the Company becomes aware of the occurrence of each Default or Event of Default, which is continuing, an Officers' Certificate (which need not comply with Sections 12.04 and 12.05) setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

          SECTION 4.04. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain or cause to be maintained, within the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office or agency of the Trustee at the address specified in Section 12.02 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

          SECTION 4.06. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary thereof upon the income, profits or property of the Company or any Subsidiary thereof and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien upon the property of the Company or any Subsidiary thereof; PROVIDED that none of the Company or any Subsidiary thereof shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

          SECTION 4.07. CORPORATE EXISTENCE. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of any of its Subsidiaries in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the board of directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.08. MAINTENANCE OF PROPERTIES AND INSURANCE. The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.08 shall prevent the Company or any Subsidiary thereof from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business or the business of such Subsidiary.

          The Company shall provide or cause to be provided, for itself and any of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

          SECTION 4.09. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforce, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.10. INVESTMENT COMPANY ACT. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

          SECTION 4.11. NOTICE OF REGISTRATION DEFAULT. The Company will notify the Trustee of the existence of any event under the Shelf Registration Agreement which gives rise to Liquidated Damages under Section 4 thereof and of the amount of Liquidated Damages payable as a result of such event. Unless and until the Trustee receives such notice, it may assume that no such event exists and that Liquidated Damages are not payable by the Company.

                                      ARTICLE 5.
                                   SUCCESSOR PERSON

          SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to any Person unless:

          (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires the properties and assets of the Company substantially as an entirety is a corporation, partnership, trust, or limited liability company organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes payment of the principal of, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Notes and performance and observance of each obligation of the Company under this Indenture;

          (ii) immediately after giving effect to such consolidation, merger, transfer or lease, no Default or Event of Default will occur and be continuing;

          (iii) such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Notes; and

          (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the provisions of this Indenture.

          SECTION 5.02. SUCCESSOR PERSON TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance, transfer or lease in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named therein as the Company, and when a successor Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                      ARTICLE 6.
                                DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if one of the following shall have occurred and be continuing:

          (1) The Company defaults in the payment of the principal of, or the premium, if any, on the Notes when due at maturity, upon redemption or otherwise, including failure by the Company to purchase the Notes when required under Section 3.05 (whether or not such payment shall be prohibited by Article 10 of this Indenture); or

          (2) The Company defaults for 30 days in payment of any interest on, or Liquidated Damages, if any, with respect to, the Notes as and when the same shall become due and payable (whether or not such payment shall be prohibited by Article 10 of this Indenture); or

          (3)  The Company fails to provide timely notice of a Repurchase Event;
or

          (4) The Company defaults in the payment of the Repurchase Price in respect of any Note on the Repurchase Date therefor (whether or not such payment shall be prohibited by Article 10 of this Indenture); or

          (5) The Company defaults for 60 days after written notice in the observance or performance of any other covenants or warranties of the Company in the Indenture (other than a default in the performance or breach of a covenant or agreement that is specifically dealt with elsewhere in this Section 6.01); or

          (6) The Company defaults under one or more bonds, notes or other evidences of indebtedness for money borrowed by the Company or any subsidiary of the Company or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default individually or in the aggregate shall constitute a failure to pay the principal of indebtedness in excess of $5.0 million when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $5.0 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

          (7) The Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                    (A)  commences a voluntary case or proceeding;

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (C) consents to the appointment of a custodian of it or for all or substantially all of its property;

                    (D) makes a general assignment for the benefit of its creditors; or
                    (E) admits in writing its inability to pay its debts generally as they become due; or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding;

                    (B) appoints a custodian of the Company or any of its Subsidiaries for all or substantially all of its property;

                    (C) orders the liquidation of the Company or any of its Subsidiaries;

                    (D) and in each case the order or decree remains unstayed and in effect for 60 days.

          "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          SECTION 6.02.  ACCELERATION.  If any Event of Default under clauses
(1) through (6) of Section 6.01 (or clauses (7) or (8) of Section 6.01 with respect to a Subsidiary of the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee (each, an "Acceleration Notice"), and the Trustee shall, upon the request of such Holders, declare the principal of, and premium, if any, on the Notes to be due and payable immediately. If any Event of Default under clauses
(7) or (8) of Section 6.01 occurs with respect to the Company, all principal of, premium and Liquidated Damages, if any, on the Notes will IPSO FACTO become and be immediately due and payable. Except as set forth in Section 10.05, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee and to the Company may cancel such declaration and may waive past defaults (except an acceleration due to a default in payment of the principal or interest on any of the Notes) if all existing Events of Default have been cured, except non-payment of principal or interest that has become due solely because of the acceleration, and the Company has paid or deposited with the Trustee a sum sufficient to pay all principal of, premium, if any, interest on, and Liquidated Damages, if any, with respect to, Notes then due.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. Except as set forth in Section 2.07, all remedies are cumulative to the extent permitted by law.

          SECTION 6.04. CONTROL BY MAJORITY. Subject to the duty of the Trustee following an Event of Default to act with the required standard of care, the Trustee will not be under an obligation to exercise any of its rights or powers provided herein at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee satisfactory indemnity against any associated loss, liability or expense. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee.

          SECTION 6.05. LIMITATION ON SUITS. Except as provided in Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 30 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 30-day period.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

          SECTION 6.06. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount or interest, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

          SECTION 6.07. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.07.

          SECTION 6.08. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (1) to file and prove a claim for the whole amount of the principal amount and interest on the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.09. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 10 hereof, pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Notes for the principal and interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes for principal and interest respectively; and

          THIRD:  the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09.

          SECTION 6.10. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.06 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

                                      ARTICLE 7.
                                       TRUSTEE

          SECTION 7.01.  DUTIES OF TRUSTEE.

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2)  Except during the continuance of an Event of Default:

                    (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          The Trustee shall not be liable for any interest on any money received by it.

          (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (A) this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

                    (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                         Section 6.05.

          (4) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2), (3) and (5) of this Section 7.01.

          (5) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security or indemnity satisfactory to it against any loss, liability or expense.

          (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money held by it hereunder.

          (7) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (8) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 7.02.  RIGHTS OF TRUSTEE.

          (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require (and in the circumstances described in Section 314(c) of the TIA shall) an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in a registration statement for the Notes when filed under the Securities Act of 1933, as amended (the "Securities Act"), (other than statements contained in a Form T-1 when filed with the SEC under the TIA) or in this Indenture or the Notes (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder as their names and addresses appear on the Register notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default or Event of Default described in Section 6.01(1) or (2), the Trustee may withhold such notice if and so long as its board of directors, the executive committee of its board of directors or a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of Holders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the TIA. The Trustee shall also transmit all reports as required by Section 313(b) of the TIA to such Holders. The Trustee shall transmit such reports in such manner as required by Section 313(c) of the TIA.

          A copy of each report at the time of its mailing to Holders shall be filed with the Company, the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  COMPENSATION AND INDEMNITY.  The Company agrees:

          (1) To pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) To indemnify the Trustee for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The Trustee shall have a claim and lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the payment of principal of or interest on particular Notes.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its board of directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to payment of all amounts owing to the Trustee under Section 7.07 and subject further to its lien under Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the trust created by the Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; PROVIDED that such successor is eligible and qualified under Section 7.10.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy requirements of Section 310(a)(1) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA. In determining whether the Trustee has conflicting interests as defined in Section 310(b)(1) of the TIA, the provisions contained in the proviso to Section 310(b)(1) of the TIA shall be deemed incorporated herein.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                      ARTICLE 8.
                       SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 8.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon an order contained in an Officers' Certificate cease to be of further effect (except as expressly provided for in this Article 8), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
                         within one year, or

                   (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                    (iv) are delivered to the Trustee for conversion in
                         accordance with Article 11,

and the Company, in the case of (i), (ii), (iii) or (iv) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds an amount in cash sufficient (without consideration of any investment of such cash) to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation for principal of, premium, if any, and interest and Liquidated Damages to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such amount to said payments with respect to the Notes;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 8.02. SURVIVAL OF CERTAIN OBLIGATIONS. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.01, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 6.04, 6.09, 7.01, 7.07, 7.08,
Article 8, Article 10 and Article 11 shall survive until the Notes are no longer outstanding, and thereafter, the obligations of the Company and the Trustee under Article 10 and in Section 7.07 shall survive. Nothing contained in this
Article 8 shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

          SECTION 8.03.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.  Subject to
Section 8.06, after (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.02.

          SECTION 8.04 APPLICATION OF TRUST MONEY. Subject to the provisions of the Section 6.09, all money deposited with the Trustee pursuant to Section
8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through the Trustee (or any paying agent), to the Persons entitled thereto, of the principal of, premium, if any, and interest and Liquidated Damages for which payment has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 8.01 (and held by it or any paying agent) for the payment of Notes subsequently converted shall be returned to the Company upon an order pursuant to an Officers' Certificate.

          SECTION 8.05. REPAYMENT TO THE COMPANY; UNCLAIMED MONEY. Subject to applicable laws governing escheat of such property, and upon termination of the trust established pursuant to Section 8.01 hereof or 8.02 hereof, as the case may be, the Trustee shall promptly pay to the Company upon written request any excess cash or U.S. Government Obligations held by it. Additionally, if any amounts for the payment of principal, premium and Liquidated Damages, if any, or interest remain unclaimed for two years, the Trustee shall, upon written request, pay such amounts back to the Company forthwith. Thereafter, all liability of the Trustee with respect to such amounts shall cease. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

          SECTION 8.06. REINSTATEMENT. If the Trustee is unable to apply any cash in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee is permitted to apply all such cash held in trust with respect to the Notes; provided that if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the amounts held by the Trustee.

                                      ARTICLE 9.
                                      AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. From time to time, when authorized by a resolution of its board of directors, the Company and the Trustee, without notice to or the consent of the Holders of the Notes issued hereunder, may amend or supplement this Indenture or the Notes as follows:

          (1)  to cause the Indenture to be qualified under the TIA;

          (2) to evidence the succession of another Person to the Company as otherwise permitted by the Indenture;

          (3) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any power conferred upon the Company;

          (4)  to add any Events of Default;

          (5) to permit or facilitate the issuance of securities in uncertificated form;

          (6)  to secure the Notes;

          (7)  to provide for successor trustees; or

          (8) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interest of Holders of Notes in any material respect and the Trustee may rely upon the opinion of counsel to that effect.

          SECTION 9.02. WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend this Indenture or the Notes or may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Notes and may waive any past default under this Indenture except (i) a default in the payment of principal, premium or interest or Liquidated Damages, if any, on, any Note, (ii) the right of a Holder to redeem or convert the Note, or (iii) with respect to any covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Note under this Section 9.02. However, without the consent of each Holder affected thereby, a waiver or an amendment to this Indenture or the Notes may not:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, or Liquidated Damages, if any, with respect to, any Note;

          (2) reduce the principal amount thereof, or the premium or interest on, or Liquidated Damages, if any, with respect to, any Note;

          (3) change the place of payment where, or currency in which, any Note or any premium or interest or Liquidated Damages, if any, thereon is payable;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

          (5) make any change to Article 10 of this Indenture in a manner adverse to the Holders of Notes;

          (6) adversely affect the right to cause the Company to repurchase the Notes; or

          (7) modify the subordination provisions in a manner adverse to the Holders of the Notes.

          Without the consent of the Holders of all of the Notes then outstanding, a waiver or an amendment to this Indenture may not reduce the aforesaid percentage of Notes.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          In the event that certain Holders are willing to defer or waive certain obligations of the Company hereunder with respect to Notes held by them, such deferral or waiver shall not be deemed to affect any other Holder who receives the subject payment or performance in a timely manner.

          After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes at a time when this Indenture shall be qualified under the TIA shall be set forth in a supplement that complies with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Notes then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder, except as provided in Section 9.02.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. Notes authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the board of directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Notes.

          SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

          SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

                                     ARTICLE 10.
                                    SUBORDINATION

          SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes (including principal, premium, if any, interest, and Liquidated Damages, if any) is subordinated in right of payment, to the extent and in the manner provided in this Article 10 to the prior payment in full in cash of all Senior Indebtedness, and that the subordination is for the benefit of the holders of the Senior Indebtedness.

          SECTION 10.02.      LIQUIDATION; DISSOLUTION; BANKRUPTCY.  Upon any
(i) distribution to creditors of the Company in a liquidation or dissolution of the Company, (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or (iii) assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Company:

          (1) holders of all Senior Indebtedness will first be entitled to receive payment in full in cash of all amounts due or to become due thereon before the Holders of the Notes will be entitled to receive any payment in respect of the principal of, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Notes (except that the Holders may receive Junior Securities); and

          (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that the Holders may receive Junior Securities), as their interests may appear.

          SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. Upon the final maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness (except that the Holders may receive Junior Securities), before any payment is made by the Company or any Person acting on behalf of the Company on account of the principal or interest of the Notes.

          Until all Senior Indebtedness has been paid in full, in cash or cash equivalents, the Company may not, directly or indirectly, make any payment (whether by redemption, repurchase, retirement, defeasance or otherwise) to the Holders upon or in respect to the Notes (except that the Holders may receive Junior Securities) if:

               (i) a default in the payment of the principal of, or premium, if any, or interest on any Designated Senior Indebtedness (a "Payment Default") occurs and is continuing beyond any applicable grace period or

               (ii) a default, other than a Payment Default, on any Designated
                    Senior Indebtedness occurs and is continuing beyond any applicable grace period with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity (a "Nonpayment Default"), and the Trustee receives a notice of such default (a "Payment Blockage Notice") from (a) if such Nonpayment Default shall have occurred under any Credit Facility, the representative of the Credit Facility, (b) if such Nonpayment Default shall have occurred under the Private Placement Notes, the holders thereof or their designated agents or (c) if such Nonpayment Default shall have occurred with respect to any other issue of Designated Senior Indebtedness, the holders or a representative of the holders, of at least 20% of such Designated Senior Indebtedness.

          SECTION 10.04. NO SUSPENSION OF REMEDIES. Payments on or in respect of the Notes may and shall be resumed (i) in the case of a Payment Default respecting Designated Senior Indebtedness, on the date on which such default is cured or waived or ceases to exist, and (ii) in the case of a Nonpayment Default respecting Designated Senior Indebtedness, the earliest of
(a) the date on which that Nonpayment Default is cured or waived or ceases to exist, (b) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee from a representative of the holders of the Designated Senior Indebtedness which have given that Payment Blockage Notice and
(c) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless any Payment Default has occurred and is continuing or an Event of Default of the type referred to in clause (7) or (8) of Section 6.01 has occurred with respect to the Company. No new period of payment blockage may be commenced unless and until (i) 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Notes that have come due have been paid in full in cash. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis of a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

          SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that, notwithstanding any other provision hereof, the Trustee or any Holder receives any payment or distribution of assets of the Company of any kind in contravention of any of the terms of this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness is paid in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness, and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

          SECTION 10.06. NOTICE BY THE COMPANY. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Notes to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article 10. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.07. SUBROGATION. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied pursuant to the provisions of this Article 10 to the payment of all amounts payable in respect of the Senior Indebtedness of the Company, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness of the Company in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents.

          SECTION 10.08. RELATIVE RIGHTS. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness under this Article 10.

          If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

          The provisions of this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          SECTION 10.09. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes and without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or any other Person.

          SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
10. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 10.10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 10.10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT. The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until an Officer in the Corporate Trust Administration Department of the Trustee and each Paying Agent shall have received written notice thereof from a holder (or the agent) of Senior Indebtedness who shall have been certified by the Company or otherwise established to the satisfaction of the Trustee to be such holder or agent; and, prior to the receipt of any such written notice, the Trustee and each Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of or interest on any Note) the Trustee and each Paying Agent shall have received with respect to such monies the notice provided for in the foregoing sentence, the Trustee and each Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is Paying Agent.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

          SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION; NO FIDUCIARY DUTY TO HOLDERS OF SENIOR INDEBTEDNESS. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as attorney-in-fact for any and all purposes. Notwithstanding anything to the contrary in this Article 10, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall have no duties to such holders, except as expressly set forth in this Article 10 and no implied covenants or obligation shall be read into this Indenture against the Trustee. The Trustee shall not be liable to holders of Senior Indebtedness if it shall mistakenly pay over or distribute to or on behalf of Holders of Notes or the Company monies or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 10.

          SECTION 10.13.      MISCELLANEOUS.

          (a) All rights and interests under this Article 10 of the holders of Senior Indebtedness, and all agreements and obligations of the Holders, the Trustee and the Company under this Article 10, shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of Senior Indebtedness, the notes or security instruments issued pursuant thereto or any other agreement or instrument relating thereto;

               (ii) any exchange, release or non-perfection of any lien securing
                    Senior Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness; or

              (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Company in respect of, Senior Indebtedness.

          (b) The provisions of this Article 10 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full, (ii) be binding upon the Holders and the Trustee, the Company and their successors and assigns, and (iii) inure to the benefit of and be enforceable by each other holder of Senior Indebtedness and its successors, transferees and assigns.

                                     ARTICLE 11.
                                 CONVERSION OF NOTES

          SECTION 11.01. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Indenture, Holders of Notes shall be entitled prior to March 15, 2005, subject to prior redemption, to convert any Notes, or portions thereof (in denominations of $1,000 in principal amount or multiples thereof), into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Notes or portion thereof surrendered for conversion by the Conversion Price in effect at such time rounded to the nearest 1/100,000th of a share (with .000005 being rounded upward), by surrender of the Note so to be converted in whole or in part in the manner provided in Section 11.02; PROVIDED that in the case of Notes called for redemption, conversion rights will expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company subsequently defaults on payment of the Redemption Price. A Note for which a Holder has delivered a Repurchase Event purchase notice exercising the option of such Holder to require the Company to repurchase such Note pursuant to Article 3 may be converted only if such notice is withdrawn by a written notice of withdrawal delivered by the Holder to the Company prior to the close of business on the Business Day immediately preceding the Repurchase Date, unless the Company subsequently defaults on the payment of the Repurchase Price. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted such Holder's Notes to Common Stock and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 11.

          SECTION 11.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege with respect to any Note in definitive form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.03, accompanied by the funds, if any, required by the penultimate paragraph of this Section 11.02, and shall give written notice of conversion in the form provided on the form of Note (or such other notice that is acceptable to the Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued and shall be accompanied by an amount of cash required to pay transfer taxes, if required pursuant to Section 11.07. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the name of the Holder of such Note as it appears on the Note register, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

          In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program.

          As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or a portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 2.03, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 11 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 11.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.02, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

          Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall have been surrendered.

          Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date to the opening of business on the corresponding Interest Payment Date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date during the period from the close of business on or after any record date to the close of business on the corresponding payment date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; PROVIDED that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Note at the close of business on such record date; PROVIDED that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the close of business on the Business Day following the corresponding Interest Payment Date shall be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the corresponding Interest Payment Date) and a Holder who elects to convert need not include funds equal to the interest paid. Except as provided above in this
Section 11.02, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 11.

          Upon the conversion of an interest in a Note in global form, the Trustee or the Note Custodian, at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby.

          SECTION 11.03. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of fully paid and non-assessable shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the aggregate principal amount of the Notes or portion thereof surrendered for conversion by the Conversion Price in effect at such time. The aggregate number of shares of Common Stock issuable upon conversion shall be rounded to the nearest 1/100,000th of a share (with .000005 being rounded upward). If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall pay a cash adjustment therefor at the current market value thereof. The current market value of a share of Common Stock shall be determined by multiplying the fractional share by the Closing Price at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

          SECTION 11.04. CONVERSION PRICE. The initial Conversion Price shall be as specified in the forms of Notes (herein called the "Conversion Price") attached as Exhibits A-1 and A-2 hereto, subject to adjustment as provided in this Article 11.

          SECTION 11.05. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price will be subject to adjustment, without duplication, upon the occurrence of any one or more of the following events:

          (1) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (2) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock held in the treasury of the Company.

          (3) Subject to the provisions of paragraph (9) of this Section, in case the Company shall pay or make a dividend or other distribution on the Common Stock consisting of, or shall otherwise issue to all holders of Common Stock, rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price (determined as provided in paragraph (10) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock offered for subscription or purchase (or such number of shares of Common Stock into which such securities would be convertible) would purchase at such Current Market Price and the denominator shall be the number shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or repurchase (or such number of shares of Common Stock into which such securities would be convertible), such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (3), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company. In determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (4) Subject to the last sentence of this paragraph (4) and the provisions of paragraph (9) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock shares of any class of its capital stock, evidences of indebtedness or assets (including securities and any dividends or distributions paid in part in cash, but excluding (x) any dividends or distributions paid exclusively in cash, (y) any rights, options or warrants referred to in paragraph (3) of this Section and (z) any dividends or distributions referred to in paragraph (2) of this Section), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (10) of this Section) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock and other assets to be distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (10) of this Section, to the extent possible. For purposes of this paragraph (4) any dividend or distribution that includes shares of Common Stock, rights, options or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of

Common Stock, such rights, options or warrants or such convertible or exchangeable securities (making any Conversion Price reduction required by this paragraph (4)) immediately followed by (y) in the case of such shares of Common Stock or such rights, options or warrants, dividend or distribution thereof (making any further Conversion Price reduction required by (2) and (3) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at close of business on the date fixed for such determination" within the meaning of paragraph (2) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Price reduction required by paragraph (2) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (2) of this Section).

          (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 11.06 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (a) the aggregate amount of any other cash distributions (excluding cash distributions referred to in paragraph (4) above) to all holders of its Common Stock within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (5) has been made, and (b) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration paid or payable in respect of any tender offer by the Company or any Subsidiary of the Company for all or any portion the Common Stock concluded within twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in paragraph (10) of this Section) on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, an in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price (determined as provided in paragraph (10) of this Section) on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10.0% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price (determined as provided in paragraph
(10) of this Section) on such date for determination.

          (6) In case a tender offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of any aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (a) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer of consideration paid or payable in respect of any other tender offer, by the Company or any Subsidiary of the Company for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (b) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in paragraph (10) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (I) the numerator of which shall be equal to
(A) the product of (1) the Current Market Price (determined as provided in paragraph (10) of this Section) on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price (determined as provided in paragraph
(10) of this Section) as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed to be accepted up to any such maximum, being referred to as the "Purchased Shares").

          (7) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Offer Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Offer Purchased Shares) on the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 11.05 shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

          (8) In case the Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the then Current Market Price of the Common Stock (but excluding issuances: (a) pursuant to any bona fide plan for the benefit of employees, directors or consultants of the Company now or hereafter in effect; (b) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition; (c) in a bona fide public offering pursuant to a firm commitment underwriting (or a similar type of offering made pursuant to Rule 144A and/or Regulation S under the Securities
Act) or sales at the market pursuant to a continuous offering stock program; (d) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or Conversion Price at least equal to the Current Market Price of the Common Stock at the time of issuance of such warrant, right, option or convertible security; and (e) pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest provided that such Common Stock is issued at a price at least equal to 95% of the Current Market Price of the Common Stock at the time of such issuance), the Conversion Price shall be adjusted so that the holder of each Note shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the Conversion Price on the day immediately prior to such date of issuance by (ii) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on such date and (B) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such Conversion Price on such date. An adjustment made pursuant to this paragraph (8) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this paragraph (8), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock.

          (9) The reclassification of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.06 applies), shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (1) of this Section).
Rights, options or warrants issued by the Company to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of paragraphs (3) and (4) above not be deemed issued until the occurrence of the earliest Trigger Event. Notwithstanding any provision of paragraphs (3) and (4) above to the contrary, no adjustment shall be made pursuant to paragraphs (3) and (4) above for any dividend, distribution or issuance of rights, options or warrants to all holders of Common Stock if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the date fixed for the determination of shareholders entitled to such issuance, dividend or distribution, shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, that number of rights, options or warrants as would have been issuable to a holder of a number of shares of Common Stock equal to the number of shares to which the Notes were convertible as of the date fixed for such issuance, dividend or distribution (with adjustments to the rights and privileges under such rights, options or warrants given effect as if such rights, options or warrants had been issued as of such date), provided that the foregoing provisions set forth in this sentence shall only apply to the extent (and so long as) such rights, options or warrants receivable upon conversion of the Notes would be exercisable without any loss of rights or privileges for a period of at least 90 days following conversion of the Notes. In addition, in the event of any issuance or distribution of rights, options or warrants, or any Trigger Event with respect thereto, which shall have resulted in an adjustment to the Conversion Price with respect to the Notes under paragraphs (3) or (4) above, (a) in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such issuance or distribution (or Trigger Event, as the case may be) as though a cash distribution had been made to all of the holders of Common Stock equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to the rights, options, or warrants received by such holder of Common Stock with respect to the rights, options or warrants received by such holder (assuming such holder had retained such rights, options or warrants), and (b) in the case of any such rights, options or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price with respect to the Notes shall be readjusted as if such issuance had not occurred.

          (10) For the purpose of any computation under this paragraph and paragraphs (3), (4) and (5) of this Section, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (1), (2), (3), (4), or
(5) above occurs on or after the 10th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (1), (2), (3), (4), or (5) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (4) or (5) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (6) or (7) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 10 consecutive Trading Days commencing on or after the later (the "Commencement Date") of (i) the date of commencement of the tender offer requiring such computation and (ii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer, PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (1), (2), (3), (4), or (5) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid an asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. The term "ex date,"
(i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended). The term "fair market value" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction. The term "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (11) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 11.05(1), (2), (3), (4), (5), (6), (7) and (8) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to all holders of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it shall be in effect.

          (12) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, that any adjustments that by reason of this Section 11.05(12) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made by the Company and shall be made to the nearest 1/100,000 (with 0.000005 being rounded upward).

          No adjustment need be made for a change in the par value, or to or from no par value, of the Common Stock.

          To the extent the Notes become convertible into cash, assets, property or securities (other than Common Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities (except as such securities may otherwise by their terms provide), and interest shall not accrue on such cash.

          (13) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Note at his last address appearing on the Register provided for in Section 2.03, within 20 days after execution thereof. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

          (14) In any case in which this Section 11.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 11.03.

          (15) In the event that the Company implements a shareholders' rights plan, such rights plan must provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have been separated from the Common Stock at the time of such conversion.

          SECTION 11.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the Common Stock upon a consolidation or merger involving the Company (other than a change in par value, or from par value to no par value or resulting from a subdivision or combination), (ii) a consolidation or merger involving the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety (determined on a consolidated basis) to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this
Section 11.06 the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at his address appearing on the Note register provided for in Section 2.03, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

          SECTION 11.07. TAXES ON SHARES ISSUED. The issuance of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any transfer or similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 11.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

          Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall, upon issuance, be fully paid and nonassessable by the Company and free from all taxes (other than transfer and similar taxes as set forth in Section 11.07), liens and charges with respect to the issuance thereof.

          The Company further covenants that it shall, if permitted by the rules of the Nasdaq National Market, list and keep listed, so long as the Common Stock shall be so listed thereon, all Common Stock issuable upon conversion of the Notes.

          SECTION 11.09. RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist that may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 7.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine whether a supplemental indenture under Section 11.06 hereof needs to be entered into or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

          SECTION 11.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

          (1) the Company makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to Section 11.05; or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.06; or

          (3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the Note register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (1) through (3) of this
Section 11.10.

                                     ARTICLE 12.
                                    MISCELLANEOUS

          SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the duties imposed by the TIA shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 12.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery, addressed as follows:

          if to the Company:

          Hutchinson Technology Incorporated
          40 West Highland Park
          Hutchinson, Minnesota  55350
          Attention:  Wayne M. Fortun

          if to the Trustee:

          U.S. Bank National Association
          First Trust Center
          180 East 5th Street, Suite 200
          St. Paul, MN  55101
          Attention: Corporate Trust Administration (Hutchinson Technology
                     Incorporated Account)

          and:

          U.S. Bank National Association
          100 Wall Street, Suite 2000
          New York, NY  10005
          Attention: Corporate Trust Administration (Hutchinson Technology
                     Incorporated Account)

          The address of the office or agency of the Trustee in the Borough of Manhattan, the City of New York at which Notes may be presented for payment or for registration of transfer, exchange, redemption or conversion is the same as listed above.

          The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications or presentation of securities.

          Any notice or communication given to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee, except that no notice or communication to the Trustee shall be deemed given unless actually received by the Trustee.

          If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

          SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of Section 312(c) of the TIA.

          SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 12.06. SEVERABILITY CLAUSE. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no principal or interest installment shall accrue for the intervening period.

          SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SECTION 12.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 12.11. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          [SIGNATURE PAGE TO FOLLOW]

                                      SIGNATURES

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        HUTCHINSON TECHNOLOGY INCORPORATED

                                        By: /s/ Wayne M. Fortun
                                            ----------------------------------
                                            Name: Wayne M. Fortun
                                                  ----------------------------
                                            Title: President, Chief Executive
                                                   Officer and Chief Operating
                                                   Officer
                                                   ---------------------------

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ K. Barrett
                                            ----------------------------------
                                            Name: Kathe Barrett
                                                  ----------------------------
                                            Title: Trust Officer
                                                   ---------------------------

                                     EXHIBIT A-1

                   [FORM OF FACE OF CONVERTIBLE SUBORDINATED NOTE]
                          HUTCHINSON TECHNOLOGY INCORPORATED
                      6% Convertible Subordinated Note due 2005

                                                  CUSIP No.      448407AA4 [QIB]
                                                                 448407AB2 [IAI]

No. ____                                  $

          Hutchinson Technology Incorporated, a Minnesota corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), promises to pay to ______________________________ or registered assigns, the principal amount of _______________ Dollars on March 15, 2005.

          Interest Payment Dates: March 15 and September 15, commencing September 15, 1998.

          Record Dates: March 1 and September 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and attested by its Secretary or one of its Assistant Secretaries.

                                             HUTCHINSON TECHNOLOGY
                                             INCORPORATED

Attested by:                                 By:
              --------------------------          --------------------------
               Name:                               Name:
               Title:                              Title:


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

By:
   ---------------------------
     Authorized Officer


                                        A-1-1

                   [REVERSE SIDE OF CONVERTIBLE SUBORDINATED NOTE]

                      6% Convertible Subordinated Note due 2005

          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF, RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO HUTCHINSON TECHNOLOGY INCORPORATED OR A SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH

--------------------

(1) This paragraph should be included only if the Note is issued in global form.


                                        A-1-2

          CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

1.   INTEREST

          Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest will be payable semi-annually on each Interest Payment Date referred to on the face hereof, commencing September 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the date of the Indenture; PROVIDED that, if there is no existing Event of Default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Notes.

2.   METHOD OF PAYMENT

          The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record dates referred to on the face hereof immediately preceding the respective Interest Payment Dates even if the Note is canceled on registration of transfer or registration of exchange. Holders must surrender Notes to a paying agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such defaulted interest, as more fully provided in Section 2.12 of the Indenture. Except as provided below, the Company shall pay principal of, premium, if any, and interest and Liquidated Damages on, the Notes in such coin or currency of The United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, such payments may be made by check mailed to the Holders at their addresses set forth in the registry of Holders; PROVIDED that payments by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest and Liquidated Damages on Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Trustee or paying agent.

3.   PAYING AGENT AND REGISTRAR

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or any subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE


                                        A-1-3

          The Company issued the Notes under an Indenture, dated as of March 18, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TIA"), and as provided in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are general obligations of the Company limited to $150,000,000 aggregate principal amount and subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

5.   OPTIONAL REDEMPTION

          The Notes are not redeemable at the option of the Company prior to March 20, 2001. At any time on or after that date, the Notes may be redeemed at the Company's option, upon notice as set forth in Section 3.02 of the Indenture, in whole at any time or in part from time to time, at the optional redemption prices set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption if redeemed during the twelve-month period beginning March 15 (beginning March 20 in the case of the first such period) of the years indicated:



                                                       Redemption
               Year                                      Price
               2001                                    103.43%
               2002                                    102.57%
               2003                                    101.71%
               2004                                    100.86%
               2005                                    100.00%

6.   MANDATORY REDEMPTION

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.   REPURCHASE AT OPTION OF HOLDER

          Upon the occurrence of a Repurchase Event, each Holder of Notes shall have the right to require that the Company repurchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase pursuant to an offer made in accordance with the procedures described in the Indenture.

8.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first class mail at least 30 days but not more that 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

9.   SUBORDINATION


                                        A-1-4

          The Notes are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to such subordination and authorizes the Trustee to give it effect.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed).

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.  SUPPLEMENTAL INDENTURES

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes: to cause the Indenture to be qualified under the TIA; to evidence the succession of another Person to the Company as otherwise permitted by the Indenture; to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any power conferred upon the Company; to add any Events of Default; to permit or facilitate the issuance of securities in uncertificated form; to secure the Notes; to provide for successor trustees; or to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interest of Holders of Notes in any material respect and the Trustee may rely upon the opinion of counsel to that effect.

13.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include: (1) failure to pay principal of, or the premium, if any, on any Note when due at maturity, upon redemption or otherwise; (2) failure to pay any interest on, or Liquidated Damages, if any, with respect to any Note when due and payable, continued for 30 days; (3) failure to provide timely notice of a Repurchase Event; (4) default in the payment of the Repurchase Price in respect of any Note on the Repurchase Date therefor; (5) failure to perform any other covenant or warranty of the Company in the Indenture, continued for 60 days after written notice as provided in the Indenture; (6) default under one or more bonds, notes or other evidences of indebtedness for money borrowed by the Company or any subsidiary of the Company or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default individually or in the aggregate shall constitute a failure to pay the principal of indebtedness in excess of $5.0 million when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $5.0 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; and (7)


                                        A-1-5
certain events in bankruptcy, insolvency or reorganization involving the Company. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power.

14.  CONVERSION

          The Holders of Notes will be entitled at any time prior to March 15, 2005, subject to prior redemption, to convert any Notes or portions thereof (in denominations of $1,000 in principal amount or multiples thereof) into Common Stock at the Conversion Price of $28.35 per share, subject to adjustment under certain circumstances provided in the Indenture; PROVIDED that in the case of Notes called for redemption, conversion rights will expire immediately prior to the close of business on the last Business Day before the date fixed for redemption, unless the Company defaults in payment of the redemption price.

          In order to exercise the conversion privilege with respect to any Note in definitive form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.03 of the Indenture, accompanied by the funds, if any, required by Section 11.02 of the Indenture, and shall give written notice of conversion in the form provided on the form of Note (or such other notice that is acceptable to the Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section 11.07. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the name of the Holder of such Note as it appears on the Note register, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

          Except under certain circumstances, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends paid on any Common Stock issued. Holders of Notes at the close of business on a record date will be entitled to receive the interest payable on such Notes on the corresponding Interest Payment Date. However, Notes surrendered for conversion after the close of business on a record date, and before the opening of business on the corresponding Interest Payment Date must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted (unless such Note is subject to redemption on a redemption date between such record date and the close of business on the corresponding Interest Payment Date). The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the close of business on the Business Day following the corresponding Interest Payment Date will be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the close of business on the corresponding Interest Payment Date) and a Holder of Notes who elects to convert need not include funds equal to the interest to be paid. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the closing price of the Common Stock on the last Business Day prior to the date of conversion.


                                        A-1-6

          The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

15.  REGISTRATION RIGHTS

          The Holder of this Note is entitled to the benefits of a Shelf Registration Agreement, dated as of March 18, 1998, among the Company and the Initial Purchasers (the "Shelf Registration Agreement"). Pursuant to the Shelf Registration Agreement the Company has agreed for the benefit of the Holders of the Notes that it will (i) file with the Commission within 30 days after the Issue Date a shelf registration statement (the "Shelf Registration Statement") on such form as the Company deems appropriate covering resales by the Holders of Notes and the shares of Common Stock issuable upon conversion of the Notes (the "Shares"), (ii) use all reasonable efforts to cause the Shelf Registration Statement to become effective within 90 days and (iii) keep such Shelf Registration Statement effective until such date that is two years after the latest date of original issuance of the Notes.

          If (a) on or after 30 days following the Issue Date, a Shelf Registration Statement has not been filed with the Commission or (b) on or prior to 90 days following the Issue Date, such Shelf Registration Statement is not declared effective or (c) the Shelf Registration Statement has been declared effective by the Commission and ceases to be effective (without being succeeded on the same day by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is immediately declared effective) or use of the Prospectus is suspended, pursuant to the Shelf Registration Agreement during the registration period for a time which shall exceed 60 days in the aggregate during any 360-day period (each, a "Registration Default"), additional amounts ("Liquidated Damages") will be payable with respect to the Notes, from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the Holders of Notes are first entitled to receive Liquidated Damages, and will be payable, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 aggregate principal amount of the Notes, or, if applicable, an equivalent amount per week per share (subject to adjustment) of Common Stock constituting Transfer Restricted Securities, held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 aggregate principal amount of the Notes held by each Holder (or shares of Common Stock, as noted above) with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 aggregate principal amount of the Notes (or shares of Common Stock, as noted above) held by each Holder. All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date in cash. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


                                        A-1-7

18.  AUTHENTICATION

          This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment.

21.  DISCHARGE PRIOR TO MATURITY

          If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

22.  GOVERNING LAW

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                        A-1-8

                                   ASSIGNMENT FORM

          To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

                (insert assignee's social security or tax I.D. number)



                (print or type assignee's name, address and zip code)

and irrevocably appoint_________________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                       Signature:
          -------------------------

                                                            (Sign exactly as
                                                            your name appears on
                                                            the other side of
                                                            this Note)

Signature
Guarantee*:
            ---------------------------------------------

*Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to and in the name of the registered holder.


                                        A-1-9

                       SCHEDULE OF EXCHANGES FOR OTHER NOTES(2)

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                 Amount of            Principal Amount of this           Signature of
Date of        Amount of decrease in            increase in                Global Note              authorized officer of
Exchange       Principal Amount of           Principal Amount of      following such decrease          Trustee or Note
--------        this Global Note              this Global Note            (or increase)                  Custodian
                ----------------              ----------------             -----------                   ---------

--------------------

(2)       This should be included only if the Note is issued in global form.


                                        A-1-10

                                     EXHIBIT A-2

                 [FORM OF FACE OF REGULATION S TEMPORARY GLOBAL NOTE]
                          HUTCHINSON TECHNOLOGY INCORPORATED
                      6% Convertible Subordinated Note due 2005

                                                     CUSIP No. U44698AA3 [REG S]

No. ____                                  $

          Hutchinson Technology Incorporated, a Minnesota corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), promises to pay to ______________________________ or registered assigns, the principal amount of _______________Dollars on March 15, 2005.

          Interest Payment Dates: March 15 and September 15, commencing September 15, 1998.

          Record Dates: March 1 and September 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and attested by its Secretary or one of its Assistant Secretaries.

                                              HUTCHINSON TECHNOLOGY
                                              INCORPORATED

ATTESTED BY:                                  BY:
            --------------------------------    --------------------------------
             Name:                                Name:
             Title:                               Title:


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

By:
   ----------------------------
     Authorized Officer


                                        A-2-1

                 [REVERSE SIDE OF REGULATION S TEMPORARY GLOBAL NOTE]

                      6% Convertible Subordinated Note due 2005

          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION.

               THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF, RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO HUTCHINSON TECHNOLOGY INCORPORATED OR A SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH

---------------------------
(1)       This paragraph should be included only if the Note is issued in Global
          Form.


                                        A-2-2

          CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

          [Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest or Liquidated Damages, if any, hereon although interest and Liquidated Damages, if any, will continue to accrue; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Convertible Subordinated Notes under the Indenture.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein."](2)

          Capitalized terms used herein have the meaning assigned to them in the Indenture unless otherwise indicated.

1.        INTEREST

          Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest will be payable semi-annually on each Interest Payment Date referred to on the face hereof, commencing September 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the date of the Indenture; PROVIDED that, if there is no existing Event of Default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Notes.

--------------------
(2) These paragraphs should be removed upon the exchange of the Regulation S Temporary Global Notes for Regulation S Permanent Global Notes pursuant to the Indenture.


                                        A-2-3

2.        METHOD OF PAYMENT

          The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record dates referred to on the face hereof immediately preceding the respective Interest Payment Dates even if the Note is canceled on registration of transfer or registration of exchange. Holders must surrender Notes to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such defaulted interest, as more fully provided in Section 2.12 of the Indenture. Except as provided below, the Company shall pay principal of, premium, if any, and interest and Liquidated Damages on, the Notes in such coin or currency of The United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, such payments may be made by check mailed to the Holders at their addresses set forth in the registry of Holders; PROVIDED that payments by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest and Liquidated Damages on Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Trustee or paying agent.

3.        PAYING AGENT AND REGISTRAR

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or any subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

4.        INDENTURE

          The Company issued the Notes under an Indenture, dated as of March 18, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TIA"), and as provided in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are general obligations of the Company limited to $150,000,000 aggregate principal amount and subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

5.        OPTIONAL REDEMPTION

          The Notes are not redeemable at the option of the Company prior to March 20, 2001. At any time on or after that date, the Notes may be redeemed at the Company's option, upon notice as set forth in Section 3.02 of the Indenture, in whole at any time or in part from time to time, at the optional redemption prices set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption if redeemed during the twelve-month period beginning March 15 (beginning March 20 in the case of the first such period) of the years indicated:

                                        Redemption
                      Date                Price
                      2001.............  103.43%


                                        A-2-4

                                        Redemption
                      Date                Price
                      2002.............  102.57%
                      2003.............  101.71%
                      2004.............  100.86%
                      2005.............  100.00%

6.        MANDATORY REDEMPTION

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.        REPURCHASE AT OPTION OF HOLDER

          Upon the occurrence of a Repurchase Event, each Holder of Notes shall have the right to require that the Company repurchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase pursuant to an offer made in accordance with the procedures described in the Indenture.

8.        NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first class mail at least 30 days but not more that 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

9.        SUBORDINATION

          The Notes are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to such subordination and authorizes the Trustee to give it effect.

10.       DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed).

11.       PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.       SUPPLEMENTAL INDENTURES


                                        A-2-5

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes: to cause the Indenture to be qualified under the TIA; to evidence the succession of another Person to the Company as otherwise permitted by the Indenture; to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any power conferred upon the Company; to add any Events of Default; to permit or facilitate the issuance of securities in uncertificated form; to secure the Notes; to provide for successor trustees; or to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interest of Holders of Notes in any material respect and the Trustee may rely upon the opinion of counsel to that effect.

13.       DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include: (1) failure to pay principal of, or the premium, if any, on any Note when due at maturity, upon redemption or otherwise; (2) failure to pay any interest on, or Liquidated Damages, if any, with respect to any Note when due and payable, continued for 30 days; (3) failure to provide timely notice of a Repurchase Event; (4) default in the payment of the Repurchase Price in respect of any Note on the Repurchase Date therefor; (5) failure to perform any other covenant or warranty of the Company in the Indenture, continued for 60 days after written notice as provided in the Indenture; (6) default under one or more bonds, notes or other evidences of indebtedness for money borrowed by the Company or any subsidiary of the Company or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default individually or in the aggregate shall constitute a failure to pay the principal of indebtedness in excess of $5.0 million when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $5.0 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; and (7) certain events in bankruptcy, insolvency or reorganization involving the Company. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power.


14.       CONVERSION

          The Holders of Notes will be entitled at any time prior to March 15, 2005, subject to prior redemption, to convert any Notes or portions thereof (in denominations of $1,000 in principal amount or multiples thereof) into Common Stock at the Conversion Price of $28.35 per share, subject to adjustment under certain circumstances provided in the Indenture; PROVIDED that in the case of Notes called for redemption, conversion rights will expire immediately prior to the close of business on the last Business Day before the date fixed for redemption, unless the Company defaults in payment of the redemption price.


                                        A-2-6

          In order to exercise the conversion privilege with respect to any Note in definitive form, the Holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.03 of the Indenture, accompanied by the funds, if any, required by Section 11.02 of the Indenture, and shall give written notice of conversion in the form provided on the form of Note (or such other notice that is acceptable to the Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued and shall be accompanied by transfer taxes, if required pursuant to Section 11.07. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the name of the Holder of such Note as it appears on the Note register, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

          Except under certain circumstances, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends paid on any Common Stock issued. Holders of Notes at the close of business on a record date will be entitled to receive the interest payable on such Notes on the corresponding Interest Payment Date. However, Notes surrendered for conversion after the close of business on a record date, and before the opening of business on the corresponding Interest Payment Date must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted (unless such Note is subject to redemption on a redemption date between such record date and the close of business on the corresponding Interest Payment Date). The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the close of business on the Business Day following the corresponding Interest Payment Date will be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the close of business on the corresponding Interest Payment Date) and a Holder of Notes who elects to convert need not include funds equal to the interest to be paid. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the closing price of the Common Stock on the last Business Day prior to the date of conversion.

          The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

15.       REGISTRATION RIGHTS

          The Holder of this Note is entitled to the benefits of a Shelf Registration Agreement, dated as of March 18, 1998, among the Company and the Initial Purchasers (the "Shelf Registration Agreement"). Pursuant to the Shelf Registration Agreement the Company has agreed for the benefit of the Holders of the Notes that it will (i) file with the Commission within 30 days after the Issue Date a shelf registration statement (the "Shelf Registration Statement") on such form as the Company deems appropriate covering resales by the Holders of Notes and the shares of Common Stock issuable upon conversion of the Notes (the "Shares"), (ii) use all reasonable efforts to cause the Shelf Registration Statement to become effective within 90 days and (iii) keep such Shelf Registration Statement effective generally until such date that is two years after the latest date of original issuance of the Notes.

          If (a) on or after 30 days following the Issue Date, a Shelf Registration Statement has not been filed with the Commission or (b) on or prior to 90 days following the Issue Date, such Shelf Registration Statement is not declared effective or (c) the Shelf Registration Statement has been declared effective by the Commission and ceases to be effective (without being succeeded on the same day by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is immediately declared effective) or use of the Prospectus is suspended, pursuant to the Shelf Registration Agreement during the


                                        A-2-7
registration period for a time which shall exceed 60 days in the aggregate during any 360-day period (each, a "Registration Default"), additional amounts ("Liquidated Damages") will be payable with respect to the Notes, from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the Holders of Notes are first entitled to receive Liquidated Damages, and will be payable, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 aggregate principal amount of the Notes, or, if applicable, an equivalent amount per week per share (subject to adjustment) of Common Stock constituting Transfer Restricted Securities, held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 aggregate principal amount of the Notes held by each Holder (or shares of Common Stock, as noted above) with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 aggregate principal amount of the Notes (or shares of Common Stock, as noted above) held by each Holder. All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date in cash. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

16.       TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.       NO RECOURSE AGAINST OTHERS

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.       AUTHENTICATION

          This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19.       ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.       UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment.

21.       DISCHARGE PRIOR TO MATURITY


                                        A-2-8

          If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

22.       GOVERNING LAW

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                        A-2-9

                                   ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                (insert assignee's social security or tax I.D. number)



                (print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                            Signature:
      ------------------------------------
                                                      (Sign exactly as your
                                                      name appears on the other
                                                      side of this Note)
Signature
Guarantee*:
                --------------------------

          *Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to and in the name of the registered holder.


                                        A-2-10

                          SCHEDULE OF EXCHANGES OF NOTES(3)

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or a Definitive Note for an interest in this Global Note, have been made:



                                                          AMOUNT OF           PRINCIPAL AMOUNT OF THIS          SIGNATURE OF
                         AMOUNT OF DECREASE IN           INCREASE IN                 GLOBAL NOTE            AUTHORIZED OFFICER OF
                          PRINCIPAL AMOUNT OF        PRINCIPAL AMOUNT OF       FOLLOWING SUCH DECREASE        TRUSTEE OR NOTE
   DATE OF EXCHANGE        THIS GLOBAL NOTE           THIS GLOBAL NOTE              (OR INCREASE)                 CUSTODIAN
   ----------------        ----------------           ----------------               -----------                  ---------

--------------------
(3)  This should be included only if the Note is issued in global form.

                                        A-2-11

                                     Exhibit B-1

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                  (Pursuant to Section 2.06(a)(i) of the Indenture)

U.S. Bank National Association
100 Wall Street, Suite 200
New York, New York 10005

          Re: 6% Convertible Subordinated Notes due 2005 of Hutchinson Technology Incorporated

          Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company") and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $ _______________ principal amount of the above referenced securities (the "Convertible Subordinated Notes") which are evidenced by one or more Rule 144A Global Notes and held with the Depositary in the name of ______________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Convertible Subordinated Notes to a Person who will take delivery thereof in the form of an equal principal amount of Convertible Subordinated Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

          In connection with such request and in respect of such Convertible Subordinated Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

          (1) The offer of the Convertible Subordinated Notes was not made to a person in the United States;

          (2)  either:

          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

          (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and


                                        B-1-1

          (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

          Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Convertible Subordinated Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NationsBanc Montgomery Securities LLC and First Chicago Capital Markets, Inc., the Initial Purchasers of such Convertible Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                   [Insert Name of Transferor]

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

Dated:
cc:       Hutchinson Technology Incorporated


                                        B-1-2

                                     Exhibit B-2

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
                  (Pursuant to Section 2.06(a)(ii) of the Indenture)

U.S. Bank National Association
100 Wall Street, Suite 200
New York, New York 10005

          Re: 6% Convertible Subordinated Notes due 2005 of Hutchinson Technology Incorporated

          Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company") and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_________ principal amount of the above referenced securities (the "Convertible Subordinated Notes") which are evidenced by one or more Regulation S Global Notes and held with the Depositary through Euroclear or Cedel in the name of __________________________________ (the
"Transferor"). The Transferor has requested a transfer of such beneficial interest in the Convertible Subordinated Notes to a Person who will take delivery thereof in the form of an equal principal amount of Convertible Subordinated Notes evidenced by one or more Rule 144A Global Notes, to be held with the Depositary.

          In connection with such request and in respect of such Convertible Subordinated Notes, the Transferor hereby certifies that:

                                     [CHECK ONE]

/ / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Convertible Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Convertible Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                          or

/ / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

/ / such transfer is being effected pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Convertible Subordinated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Convertible Subordinated Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a


                                        B-2-1
     principal amount of Convertible Subordinated Notes at the time of transfer of less than $100,000, (1) a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                          or

/ / such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                          or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Convertible Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Definitive Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Convertible Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in 144A Global Convertible Subordinated Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.


                                        B-2-2

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NationsBanc Montgomery Securities LLC and First Chicago Capital Markets, Inc., the Initial Purchasers of such Convertible Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                   [Insert Name of Transferor]

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

Dated:

cc:       Hutchinson Technology Incorporated


                                        B-2-3

                                     Exhibit B-3

             FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                     OF DEFINITIVE CONVERTIBLE SUBORDINATED NOTES
                    (Pursuant to Section 2.06(b) of the Indenture)

U.S. Bank National Association
100 Wall Street, Suite 200
New York, New York 10005

          Re: 6% Convertible Subordinated Notes due 2005 of Hutchinson Technology Incorporated

          Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company") and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


          This letter relates to $ ____________ principal amount of the above referenced securities (the "Convertible Subordinated Notes") which are evidenced by one or more Definitive Convertible Subordinated Notes in the name of ___________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Convertible Subordinated Note(s) in the form of an equal principal amount of Convertible Subordinated Notes evidenced by one or more Definitive Convertible Subordinated Notes, to be delivered to the Transferor or, in the case of a transfer of such Convertible Subordinated Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Convertible Subordinated Notes surrendered to the Trustee herewith for exchange (the "Surrendered Convertible Subordinated Notes"), the Holder of such Surrendered Convertible Subordinated Notes hereby certifies that:

                                     [CHECK ONE]

/ / the Surrendered Convertible Subordinated Notes are being acquired for the Transferor's own account, without transfer;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred to the Company;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Convertible Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Convertible Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                          or


                                        B-3-1

/ / the Surrendered Convertible Subordinated Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Convertible Subordinated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Convertible Subordinated Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Convertible Subordinated Notes at the time of transfer of less than $100,000, (1) a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                          or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Convertible Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Definitive Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Convertible Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NationsBanc Montgomery Securities LLC and First Chicago Capital Markets, Inc., the Initial Purchasers of such Convertible Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                   [Insert Name of Transferor]

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:
Dated:


                                        B-3-2
cc:       Hutchinson Technology Incorporated


                                        B-3-3

                                    Exhibit B-4

           FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                     FROM RULE 144A GLOBAL NOTE OR REGULATION S
                                PERMANENT GLOBAL NOTE
                    TO DEFINITIVE CONVERTIBLE SUBORDINATED NOTE
                   (Pursuant to Section 2.06(c) of the Indenture)

U.S. Bank National Association
100 Wall Street, Suite 200
New York, New York 10005

          Re: 6% Convertible Subordinated Notes due 2005 of Hutchinson Technology Incorporated

          Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company") and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $__________ principal amount of the above referenced securities (the "Convertible Subordinated Notes") which are evidenced by a beneficial interest in one or more Rule 144A Global Notes or Regulation S Permanent Global Notes and held with the Depositary (through Euroclear or Cedel in the case of a Regulation S Permanent Global Note) in the name of ____________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Convertible Subordinated Notes evidenced by one or more Definitive Convertible Subordinated Notes, to be delivered to the Transferor or, in the case of a transfer of such Convertible Subordinated Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Convertible Subordinated Notes surrendered to the Trustee herewith for exchange (the "Surrendered Convertible Subordinated Notes"), the Holder of such Surrendered Convertible Subordinated Notes hereby certifies that:

                                     [CHECK ONE]

/ / the Surrendered Convertible Subordinated Notes are being transferred to the beneficial owner of such Convertible Subordinated Notes;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Convertible Subordinated Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Convertible Subordinated Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;

                                          or


                                        B-4-1

/ / the Surrendered Convertible Subordinated Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                          or

/ / the Surrendered Convertible Subordinated Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Convertible Subordinated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Convertible Subordinated Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of EXHIBIT C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Convertible Subordinated Notes at the time of transfer of less than $100,000, (1) a certificate executed in the form of EXHIBIT C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                          or

/ / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Convertible Subordinated Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Convertible Subordinated Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NationsBanc Montgomery Securities LLC and First Chicago Capital Markets, Inc., the Initial Purchasers of such Convertible Subordinated Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                   [Insert Name of Transferor]

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:
Dated:


                                        B-4-2
cc:       Hutchinson Technology Incorporated


                                        B-4-3

                                      Exhibit C

                               FORM OF CERTIFICATE FROM
                     ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

U.S. Bank National Association
100 Wall Street, Suite 200
New York, New York 10005

          Re: 6% Convertible Subordinated Notes due 2005 of Hutchinson Technology Incorporated

          Reference is hereby made to the Indenture, dated as of March 18, 1998 (the "Indenture"), between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company") and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $__________ aggregate principal amount of:

          (a) / / Beneficial interests in the above referenced securities (the "Convertible Subordinated Notes"), or

          (b)  / /  Definitive Convertible Subordinated Notes,

we confirm that:

          1. We understand that any subsequent transfer of the Convertible Subordinated Notes of any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Convertible Subordinated Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

          2. We understand that the offer and sale of the Convertible Subordinated Notes have not been registered under the Securities Act, and that the Convertible Subordinated Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Convertible Subordinated Notes or any interest therein, (A) we will do so only (1)(a) to a person who the Seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel), (2) to the Company or any of its subsidiaries or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) we will, and each subsequent holder will be required to, notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above.

          3. We understand that, on any proposed resale of the Convertible Subordinated Notes or beneficial interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Convertible Subordinated Notes purchased by us will bear a legend to the foregoing effect.



                                        C-1-1

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Convertible Subordinated Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Convertible Subordinated Notes or beneficial interests therein purchased by us for our own account or for one or more accounts (each of which is an institutional accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Convertible Subordinated Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

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                                   Name
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                                   Address
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